Exhibit 10.10

NOTE: THIS DOCUMENT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933. PORTIONS OF THIS DOCUMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED AND ARE MARKED HEREIN BY “***”. SUCH REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO THE CONFIDENTIAL TREATMENT REQUEST.

FIRST AMENDED AND RESTATED

LOEWS SCREEN INTEGRATION AGREEMENT

THIS FIRST AMENDED AND RESTATED LOEWS SCREEN INTEGRATION AGREEMENT (this “Agreement”) is made and entered into as of [                         ], 2007, between NATIONAL CINEMEDIA, LLC, a Delaware limited liability company (“NCM LLC”) and AMERICAN MULTI-CINEMA, INC., a Missouri corporation (“AMC;” collectively with NCM LLC, the “Parties”).

RECITALS

A. The Parties desire to hereby amend and restate that certain Loews Screen Integration Agreement, dated as of January 23, 2007 but effective as of January 5, 2007, between the Parties.

B. AMC has acquired the Loews Theatres and will grant NCM LLC exclusive rights to access and use the Loews Theatres for the Services as defined in and pursuant to the terms of the AMC ESA after the expiration of an existing third party contract for similar uses.

C. Pursuant to Section 4.08 of the AMC ESA, AMC will make payments as set forth herein in recognition of the fact that AMC will not be capable of providing access to and use of the Loews Theatres for the Services until the expiration of the existing third party contract.

D. In consideration of the payments to be made by AMC and in consideration of the additional theatre screens and patrons that AMC will make available for the Services upon the expiration of the existing third party contract with respect to the Loews Theatres, the Class A membership units of NCM LLC (the “Units”) were reallocated pursuant to Section 8.7 of NCM LLC’s Second Amendment to the Amended and Restated Limited Liability Company Operating Agreement, dated as of January 23, 2007 but effective as of January 5, 2007.

AGREEMENT

In consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions.

The following terms shall have the indicated meaning:

“Advertising Services” has the meaning assigned to it in the AMC ESA.

“Affiliate” means with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“AMC ESA” means that certain Exhibitor Services Agreement of even date herewith between AMC and NCM LLC as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Beverage Agreement” has the meaning assigned to it in the AMC ESA.

“Beverage Agreement Advertising Rate” has the meaning assigned to it in the AMC ESA.

“Business Day” means a day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Change of Control” with respect to any Person that is not an individual, means (i) any merger or consolidation with or into any other entity or any other similar transaction, whether in a single transaction or series of related transactions, where (A) the members or stockholders of such Person immediately prior to such transaction in the aggregate cease to own more than 50% of the general voting power of the entity surviving or resulting from such transaction (or its stockholders) or (B) any Person or Group becomes the beneficial owner of more than 50% of the general voting power of the entity surviving or resulting from such transaction (or its stockholders), (ii) any transaction or series of related transactions in which in excess of 50% of such Person’s general voting power is Transferred to any other Person or Group or (iii) the sale or Transfer by such Person of all or substantially all of its assets.

“Common Unit Adjustment Agreement” means the Common Unit Adjustment Agreement, dated as of                          , 2007, by and among AMC, Cinemark Media, Inc., a Delaware corporation, Cinemark USA, Inc., a Texas corporation, Regal

CineMedia Holdings, LLC, a Delaware limited liability company, Regal Cinemas, Inc., a Tennessee corporation, National CineMedia, Inc., a Delaware corporation, and NCM LLC, as the same may be amended, supplemented or otherwise modified from time to time.

“Control,” (including the terms “Controlled by” and “under common Control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by contract or otherwise.

“Digitized Theatre” has the meaning assigned to it in the AMC ESA.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company interests or equivalent ownership interests in or issued by, or interests, participations or other equivalents to share in the revenues or earnings of (except as provided in any service agreement that includes a revenue sharing component entered into in the ordinary course of business), such Person or securities convertible into, or exchangeable or exercisable for, such shares, interests, participations or other equivalents and options, warrants or other rights to acquire such shares, interests, participations or other equivalents; provided that discounts and rebates granted in the ordinary course of business shall not in any event constitute an Equity Interest.

“Exclusivity Run-Out Payment” has the meaning assigned to it in Attachment A.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” has the meaning used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934.

“Legacy Agreement” has the meaning assigned to it in the AMC ESA.

“LLC Agreement” means that certain Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC, dated as of                          , 2007, by and among AMC, Cinemark Media, Inc., a Delaware corporation, Regal CineMedia Holdings, LLC, a Delaware limited liability company, and National CineMedia, Inc., a Delaware corporation, as the same may be amended, supplemented or otherwise modified from time to time.

“Loews Exhibitor Allocation” has the meaning assigned to it in Attachment A.

“Loews Theatres” mean the theatres acquired (and not divested under government order or subject to a divestiture order issued by a Governmental Authority after January 5, 2007) by AMC Entertainment Inc. in connection with its merger with Loews Cineplex Entertainment Corporation completed on January 26, 2006 and which were operating as of January 5, 2007.

“Marquee Holdings” means Marquee Holdings Inc. or its successor or any Person that wholly-owns Marquee Holdings, directly or indirectly, in the future.

“Permitted Transferee” means in the case of AMC and any Permitted Transferee of AMC (i) an Affiliate of AMC or such Permitted Transferee, or (ii) a non-Affiliate of AMC or such Permitted Transferee if more than 50% of the non-Affiliate’s general voting power is owned directly or indirectly through one or more entities that are the same entities that own 50% or more of the general voting power of Marquee Holdings.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity or organization of any nature whatsoever or any Group of two or more of the foregoing.

“Services” has the meaning assigned to it in the AMC ESA.

“Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

“Theatre” has the meaning assigned to it in the AMC ESA.

“Theatre Access Fee” has the meaning assigned to it in the AMC ESA.

“Transfer” (including the term “Transferred”) means, directly or indirectly, to sell, transfer, give, exchange, bequest, assign, pledge, encumber, hypothecate or otherwise dispose of, either voluntarily or involuntarily (including (i) except as provided in clause (a) below, the direct or indirect Change of Control of AMC or any Permitted Transferee (or any direct or indirect holder of equity in AMC or a Permitted Transferee), and (ii) upon the foreclosure under any pledge or hypothecation permitted by clause (b) below that results in a change of title), any Equity Interests in NCM LLC or other assets beneficially owned by a Person or any interest in any Equity Interests in NCM LLC or other assets beneficially owned by a Person. Notwithstanding the foregoing: (a) the Change of Control of AMC or its stockholders shall not be deemed to be a Transfer hereunder, and (b) a bona fide pledge of Equity Interests in NCM LLC by AMC any of its Affiliates shall not be deemed to be a Transfer hereunder.

In addition to the foregoing, the following terms have the meanings assigned in the Sections referred to in the table below:

Term	Section	Term	Section
Agreement	Preamble	Non-Exclusivity Run-Out Payment	2.2(b)
AMC	Preamble	Parties	Preamble
Distributed Units	3.1	Run-Out End Date	5.6
NCM LLC	Preamble	Run-Out Exclusivity End Date	5.6
		Units	Recitals

2. Loews.

2.1 Integration of Loews Theatres. Loews Theatres are subject to certain valid, pre-existing contractual obligations with a third party cinema advertising provider that provides on-screen advertising services on an exclusive basis and certain other advertising services on a non-exclusive basis to the Loews Theatres (the “Run-Out Obligations”). AMC shall discuss the Run-Out Obligations and related contracts as reasonably requested by NCM LLC from time to time, provided such discussion will not breach confidentiality provisions related to the Run-Out Obligations. AMC and/or its Affiliates (as applicable) shall be permitted to abide by the terms of the Run-Out Obligations; however, AMC agrees it shall neither extend nor renew such Run-Out Obligations. AMC further agrees not to enter into any new agreement with any third party with respect to any Loews Theatre, or amend or modify any Run-Out Obligation, to the extent such agreement, amendment or modification would be inconsistent with the exclusive rights granted to NCM LLC pursuant to the AMC ESA or have the effect of any extension of the Run-Out Obligation. Prior to the expiration of the Run-Out Obligations and upon NCM LLC’s provision of at least ten days’ advance written notice to AMC, NCM LLC may provide some or all Services to any or all Loews Theatres as if such theatres were Theatres as defined in and subject to the AMC ESA, provided NCM LLC’s provision of Services does not create a default under any Run-Out Obligation. In any event, except in accordance with Section 4.13 of the AMC ESA (Excluded Theatres; IMAX Screens) or as may be mutually agreed by the Parties in writing, each Loews Theatre shall automatically become a Theatre, as defined in and for all purposes of the AMC ESA, no later than Run-Out End Date.

2.2 Loews Payments.

(a) Exclusive Run-Out Obligations. With respect to each of the Services for which the third party to the Run-Out Obligations has exclusive rights, AMC shall, until such Run-Out Obligations have terminated, make a quarterly Exclusivity Run-Out Payment to NCM LLC. The method of calculating the Exclusivity Run-Out Payment is summarized in Attachment A. NCM LLC shall give AMC written notice of the amount of the Exclusivity Run-Out Payment within 30 days following the last day of the fiscal quarter in which one or more of the Theatres is used by the third party for any use that is included within the definition of the Services. AMC shall pay the Exclusivity

Run-Out Payment to NCM LLC with three (3) Business Days following the date on which AMC receives the written notice provided for in the immediately preceding sentence.

(b) Non-Exclusive Run-Out Obligations. With respect to each of the Services for which the third party to the Run-Out Obligations has non-exclusive rights, AMC shall, until such Run-Out Obligations have terminated, pay NCM LLC the full amount received from the third party for such Service (the “Non-Exclusivity Run-Out Payment”). Any such Non-Exclusivity Run-Out Payments shall be due on or before the last day of AMC’s fiscal month following the fiscal quarter in which one or more of the Theatres is used by the third party for any use that is included within the definition of Services.

(c) Beverage Agreement Advertising Rate. The Loews Theatres shall be included in the calculation of the Beverage Agreement Advertising Rate paid by AMC to NCM LLC pursuant to the AMC ESA.

(d) Theatre Access Fee. For the avoidance of doubt, the calculation of the Theatre Access Fee paid by NCM LLC pursuant to the AMC ESA shall not include the Loews Theatres prior to the Run-Out Exclusivity End Date. On and after the Run-Out Exclusivity End Date, the Loews Theatres are eligible to be included in the Theatre Access Fee, subject to the terms of the AMC ESA.

(e) Legacy Agreements. For the avoidance of doubt, that certain Co-Marketing Agreement between Cingular Wireless and Loews Cineplex Theatres, Inc., dated as of December     , 2004, and any other agreement in effect as of the date hereof pursuant to which services which fall within the definition of Advertising Services are provided to Loews Theatres and which are expected to result in the generation of revenue payable to AMC or its Affiliates on or after the date hereof (but excluding the agreement with a third party cinema advertising provider that contains the Run-Out Obligations, the Beverage Agreement and agreements between AMC, its Affiliates and any third-party theatres regarding the exhibition of content, advertisements or promotions in such third-party theatres) is a Legacy Agreement as defined in the AMC ESA. Such Legacy Agreements shall be assigned to NCM LLC pursuant to Section 4.06(b) of the AMC ESA.

3. Reallocation of Units. AMC acknowledges that it has received 91.761988913253 Units, now represented by [            ] common units in NCM LLC, in connection with the addition of Loews Theatres (“Distributed Units”) in consideration of the foregoing payments, and in consideration of AMC’s agreement to make additional theatre screens and patrons available for the Services upon the expiration of the existing third party contract with respect to the Loews Theatres.

4. Restrictions on Distributed Units.

4.1 Failure to Make Payments. If the AMC fails to make an Exclusivity Run-Out Payment or a Non-Exclusivity Run-Out Payment on or before the date such payment is due, and fails to cure such non-payment within ten (10) days, then NCM LLC shall have the right to offset the amount of such non-payment against Theatre Access Fee payments, dividends, distributions or any other payments due from NCM LLC to AMC pursuant to the AMC ESA or the LLC Agreement until the Exclusivity Run-Out Payment or Non-Exclusivity Run-Out Payment has been paid in full.

4.2 Covenant to Hold Distributed Units. AMC shall not Transfer or convert any Distributed Units until after the Run-Out End Date has passed and all Exclusivity Run-Out Payments and Non-Exclusivity Run-Out Payments have been made.

4.3 Legend. If the Distributed Units are certificated, the certificates representing the Distributed Units shall bear the following legend:

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN LOEWS SCREEN INTEGRATION AGREEMENT BETWEEN THE UNIT HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT ARE AVAILABLE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

After the Run-Out End Date has passed and all Exclusivity Run-Out Payments and Non-Exclusivity Run-Out Payments have been made, NCM LLC shall, upon request of AMC, remove the foregoing legend from the certificates representing the Distributed Units.

5. Representations and Warranties of AMC.

5.1 Organization and Corporate Power. AMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except for such jurisdictions in which the failure to so qualify would not have a material adverse effect on its financial condition, operating results or business prospects. AMC has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement.

5.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by AMC. This Agreement is a valid and binding obligation of AMC, enforceable in accordance with its terms.

5.3 Investment Representations. AMC hereby represents that it is acquiring the Distributed Units for its own account with the present intention of holding such securities for investment purposes and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. AMC acknowledges that the Distributed Units have not been registered under the Securities Act or applicable state securities laws and that the Distributed Units will be issued to AMC in reliance on exemptions from the registration requirements of the Securities Act and applicable state statutes and in reliance on the AMC’s representations and agreements contained herein.

5.4 Other Representations and Warranties. AMC hereby represents and warrants to the Company that: (i) AMC has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Distributed Units and such other information concerning NCM LLC as AMC may have requested; (ii) AMC is an “accredited investor” as defined in Rule 501 under the Securities Act; and (iii) AMC has all requisite power and authority to carry out the transactions contemplated by this Agreement; and the execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which AMC is a party and the acquisition of the Distributed Units have been duly authorized by the AMC.

5.5 Digitized Theatres. AMC covenants that at least 90 percent of Loews Theatres shall be Digitized Theatres, as such term is defined in the AMC ESA, as of the Run-Out Exclusivity End Date. Notwithstanding the foregoing, AMC acknowledges and agrees that the Loews Theatres shall be treated as Digitized Theatres for purposes of the Common Unit Adjustment Agreement.

5.6 Duration of Run-Out Obligations. The Run-Out Obligations pursuant to which a third party cinema advertising provider provides any service to the Loews Theatres on an exclusive basis shall terminate no later than May 31, 2008 (the “Run-Out Exclusivity End Date”). The third party cinema advertising provider may continue to provide (i) on-screen advertising services from June 1, 2008 through November 30, 2008, with respect to advertising services sold by the third party as of the Run-Out Exclusivity End Date, and (ii) up to 60 seconds of on-screen advertising per screen prior to a feature film from December 1, 2008 through February 28, 2009. The date on which all Run-Out Obligations for the Loews Theatres have expired (the “Run-Out End Date”) shall be no later than March 1, 2009.

6. Representations and Warranties of NCM LLC.

6.1 Organization and Corporate Power. NCM LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except for such jurisdictions in which the failure to so qualify would not have a material adverse effect on its financial condition, operating results or business prospects. NCM LLC has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement.

6.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by NCM LLC. This Agreement is a valid and binding obligation of each of NCM LLC, enforceable in accordance with its terms.

7. Further Actions. From and after the Closing Date, AMC shall cooperate with NCM LLC, and shall execute and deliver such documents and take such other actions as NCM LLC may reasonably request, for the purpose of evidencing the transactions contemplated by this Agreement.

8. Miscellaneous.

8.1 Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

8.2 Notices. All notices, demands or other communications to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been received when delivered personally, or when transmitted by overnight delivery service, addressed as follows:

If to NCM LLC:

National CineMedia, LLC

9110 East Nichols Avenue

Suite 200

Centennial CO 80112-3405

Attention: General Counsel

Fax: (303) 792-8649

with a copy to:

Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203-4541

Attention: W. Dean Salter

Fax: (303) 866-0200

If to AMC:

American Multi-Cinema, Inc.

920 Main St.

Kansas City, MO 64105

Attention: Kevin M. Connor

Fax: (816) 480-4700

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: David S. Allinson

Fax: (212) 751-4864

Any Party hereto may change its address for notices, demands and other communications under this Agreement by giving notice of such change to the other Parties hereto in accordance with this Section 8.2.

8.3 Benefit of Parties; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, legal representatives and permitted assigns. This Agreement may not be assigned by any Party except with the prior written consent of all other Parties; provided, however, no prior consent shall be required for an assignment by NCM LLC of this Agreement to an Affiliate. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a Party to this Agreement any rights under this Agreement.

8.4 Amendment. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Parties.

8.5 Waiver; Remedies.

(a) No failure on the part of any Party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) It is understood and agreed that each Party’s remedies at law for a breach of this Agreement will be inadequate and that each Party shall, in the event of any such breach or the threat of such breach, be entitled to equitable relief (including without limitation provisional and permanent injunctive relief and specific performance) from a court of competent jurisdiction. The Parties shall be entitled to the relief described in this Section 8.5(b) without the requirement of posting a bond. Nothing stated herein shall limit any other remedies provided under this Agreement or available to the Parties at law.

8.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.7 Entire Agreement. This Agreement sets forth the entire understanding of Parties hereto and supersedes all other agreements and understandings between the Parties hereto relating to the subject matter hereof.

8.8 Counterparts and Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other. The Parties hereto may execute the signature pages hereof and exchange such signature pages by facsimile transmission.

8.9 Interpretation of Agreement.

(a) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

(b) Unless otherwise specified, references in this Agreement to “Sections” and “Attachments” are intended to refer to Sections of, and Attachments to, this Agreement.

(c) The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

(d) Each Party hereto and its counsel cooperated in drafting and preparation of this Agreement and the documents referred to in this Agreement. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the day and year first above written.

NCM LLC:

NATIONAL CINEMEDIA, LLC

By:
Name:
Title:

AMC:

AMERICAN MULTI-CINEMA, INC.

By:
Name:
Title:

[Signature page of Loews Screen Integration Agreement]

Attachment A

Calculation of Loews Exhibitor Allocation and Exclusivity Run-Out Payment

A. Definitions

Within the context of this Attachment A, the following terms shall have the following meanings:

“Advertising-Related EBITDA” means, for the applicable fiscal quarter, LLC EBITDA, less the sum of Meeting Services EBITDA, Digital Programming EBITDA and Non-Service EBITDA.

“Aggregate Advertising Revenue” has the meaning assigned to it in the AMC ESA.

“AMC Attendance” has the meaning assigned to it in the AMC ESA, calculated for the applicable fiscal quarter. For the avoidance of doubt, during the term of this Agreement, AMC Attendance does not include Loews Attendance.

“AMC Screen Count” has the meaning assigned to it in the AMC ESA, calculated for the applicable fiscal quarter.

“Attendance Factor” has the meaning assigned to it in the AMC ESA, calculated for the applicable fiscal quarter.

“Beverage Agreement Revenue” means the aggregate revenue received by NCM LLC related to the Beverage Agreement and Regal’s and Cinemark’s beverage agreements for the applicable measurement period.

“Cinemark” means Cinemark USA, Inc., a Texas corporation.

“Cinemark Attendance” has the meaning assigned to it in the AMC ESA, calculated for the applicable fiscal quarter.

“Cinemark Screen Count” has the meaning assigned to it in the AMC ESA, calculated for the applicable fiscal quarter.

“Cinemark Theatre” has the meaning assigned to it in the AMC ESA.

“Cinemark’s Exhibitor Services Agreement” means that certain Exhibitor Services Agreement, of even date herewith, between Cinemark and NCM LLC, as the same may be amended, supplemented or otherwise modified from time to time.

“Digital Programming” has the meaning assigned to it in the AMC ESA.

“Digital Programming Services” has the meaning assigned to it in the AMC ESA.

“Digital Programming EBITDA” means, for the applicable measurement period, the portion of LLC EBITDA attributable to the Digital Programming business line, as set forth on NCM LLC’s Digital Programming business line profit and loss statement.

“Digitized Theatre” has the meaning assigned to it in the AMC ESA.

“EBITDA” means, for the applicable fiscal quarter, earnings before interest, taxes, depreciation and amortization, all as defined by GAAP.

“Encumbered Service Revenue” means ***.

“Event Sponsorship” has the meaning assigned to it in the AMC ESA.

“Exclusivity EBITDA” means ***.

“Exclusivity Percentage” means ***.

“Exclusivity Run-Out Payment” means, for the applicable fiscal quarter, ***.

“Founding Members” means the AMC, Cinemark Media, Inc., a Delaware corporation, and Regal CineMedia Holdings, LLC, a Delaware limited liability company.

“Founding Member Attendance” means the total of the AMC Attendance, the Cinemark Attendance and the Regal Attendance for the applicable fiscal quarter.

“Founding Member Screen Count” means the total of the AMC Screen Count, the Cinemark Screen Count and the Regal Screen Count for the applicable fiscal quarter.

“GAAP” means generally accepted accounting principles in the United States in effect as of the relevant date on which GAAP is to be determined.

“Gross Advertising EBITDA” means, for the applicable fiscal quarter, Advertising-Related EBITDA less any Beverage Agreement Revenue.

“Inventory” has the meaning assigned to it in the AMC ESA.

“LLC EBITDA” means the aggregate EBITDA of NCM LLC for the applicable fiscal quarter, excluding any Exclusivity Run-Out Payments paid pursuant to the AMC ESA, Regal’s Exhibitor Services Agreement or Regal’s Exhibitor Services Agreement.

“Loews Attendance” means the total number of patrons in all Loews Theatre auditoriums during the applicable measurement period.

“Loews Attendance Ratio” means, for the applicable measurement period, the quotient of (i) Loews Attendance, divided by (ii) the sum of (A) the Loews Attendance and (B) the Founding Member Attendance.

“Loews Exhibitor Allocation” means***.

“Loews Screen Count” means the total number of screens in Loews Theatres, calculated as an average between the number of screens on the last day of the applicable fiscal quarter and the average number of screens on the last day of the preceding fiscal quarter.

“Loews Screen Ratio” means, for the applicable measurement period, the quotient of (i) Loews Screen Count divided by (ii) the sum of (A) the Loews Screen Count and (B) the Founding Member Screen Count.

“Meeting Services” has the meaning assigned to it in the AMC ESA.

“Meeting Services EBITDA” means, for the applicable measurement period, the portion of LLC EBITDA attributable to the Meeting Services business line, as set forth on NCM LLC’s Meeting Services business line profit and loss statement.

“Non-Loews Exhibitor Allocation” means ***.

“Non-Service EBITDA” means, for the applicable fiscal quarter, the portion of LLC EBITDA attributable to a business line other than Advertising Services, Meeting Services or Digital Programming Services. For the avoidance of doubt, Non-Service EBITDA shall not include Exclusivity Run-Out Payments pursuant to this Agreement or any other Exhibitor Services Agreement.

“Regal” means Regal Cinemas, Inc., a Tennessee corporation.

“Regal Attendance” has the meaning assigned to it in the AMC ESA, calculated for the applicable fiscal quarter.

“Regal Screen Count” has the meaning assigned to it in the AMC ESA, calculated for the applicable fiscal quarter.

“Regal Theatre” has the meaning assigned to it in the AMC ESA.

“Regal’s Exhibitor Services Agreement” means that certain Amended and Restated Exhibitor Services Agreement, of even date herewith, between Regal and NCM LLC, as the same may be amended, supplemented or otherwise modified from time to time.

“Screen Factor” means the percentage resulting from 1 minus the Attendance Factor.

“Screen Number” has the meaning assigned to it in the AMC ESA, calculated for the applicable fiscal quarter.

In addition to the foregoing, the following terms have the meanings assigned in the Sections of this Agreement referred to in the table below:

Term	Section	Term	Section
Advertising Services	1	Loews Theatres	1
AMC ESA	1	NCM LLC	Preamble
AMC	Preamble	Theatre	1
Beverage Agreement	1

B. Exhibitor Allocation

Formula1

Loews Exhibitor Allocation = (Screen Factor * Loews Screen Ratio) + (Attendance Factor * Loews Attendance Ratio); where:

(1)	Screen Factor = 1 - Attendance Factor

(2)	Loews Screen Ratio = Loews Screen Count / (Loews Screen Count + Founding Member Screen Count)

(a)	Loews Screen Count = Total number of screens in Loews Theatres on the applicable measurement date

(b)	Founding Member Screen Count = AMC Screen Count (not including Loews Theatres) + Cinemark Screen Count + Regal Screen Count

(i)	Screen Count (for each of AMC, Cinemark and Regal) = Screen Number for that exhibitor during the applicable measurement period

(ii)	Screen Number = Number of screens available in the exhibitor’s Theatres on each day of the applicable measurement period to exhibit Inventory / Total number of days in the applicable measurement period

(3)	Attendance Factor = Percentage of advertising revenue attributable to contracts with pricing based on any factor other than number of screens (e.g., pricing based on attendance or flat fee), as calculated on the first day of each fiscal quarter

(4)	Loews Attendance Ratio = Loews Attendance / (Loews Attendance + Founding Member Attendance)

(a)	Founding Member Attendance = AMC Attendance (not including Loews Theatres) + Cinemark Attendance + Regal Attendance

(b)	Attendance (for each of Loews, AMC, Cinemark and Regal) = Total number of patrons in all of the exhibitor’s Theatre auditoriums during the applicable measurement period

[1]	The meaning of each term used in this Loews Exhibitor Allocation formula is qualified by the definitions in this Attachment A.

C. Exclusivity Run-Out Payment

Formula1 for Quarterly Payments

Exclusivity Run-Out Payment = ***

[1]	The meaning of each term used in this Exclusivity Run-Out Payment formula is qualified by the definitions in this Attachment A.